UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

ACASTI PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2572 boul. Daniel-Johnson 2nd Floor
Laval, Quebec		H7T 2R3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 686-4555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2023, Acasti Pharma Inc. (the “Company”) entered into a Settlement Agreement with Aker BioMarine Antarctic AS, a corporation organized and existing under the laws of the Kingdom of Norway (“AKBM”), to settle any and all potential claims regarding amounts due under that certain supply agreement, dated October 25, 2019, by and between the Company and AKBM (the “Supply Agreement”).

As previously disclosed, the Company entered into the Supply Agreement with AKBM to purchase raw krill oil product for a committed volume of commercial starting material for CaPre® (“CaPre”), one of the Company’s former drug candidates, for a total fixed value of $3.1 million. During the second calendar quarter of 2022, AKBM informed the Company that AKBM believed it had satisfied the terms of the Supply Agreement as to their obligation to deliver the remaining balance of raw krill oil product, and that the Company was therefore required to accept the remaining product commitment and to pay AKBM the remaining balance under the Supply Agreement. The Company disagreed with AKBM’s position and believed that AKBM was not entitled to further payment under the Supply Agreement. Accordingly, no liability was recorded by the Company. As of October 18, 2023, the remaining disputed balance of the commitment with AKBM amounted to approximately $2.6 million.

Pursuant to the terms of the Settlement Agreement, in exchange for a release and waiver of claims arising out of the Supply Agreement by AKBM and any of AKBM’s affiliates, the Company and AKBM agreed to the following:

a)
AKBM shall retain ownership of all raw krill oil product, including amounts previously delivered to the Company.
b)
AKBM shall acquire and take ownership of all production equipment related to the production of CaPre.
c)
AKBM shall acquire and take ownership of all data from research, clinical trials and pre-clinical studies with respect to CaPre.
d)
AKBM shall acquire and take ownership over all rights, title and interest in and to all intellectual property rights related to CaPre owned by the Company, including all patents and trademarks.

Pursuant to the terms of the Settlement Agreement, AKBM acknowledged that the CaPre Assets (as defined in the Settlement Agreement) are being transferred on an “as is” basis, and in connection therewith the Company disclaimed all representations and warranties in connection with the CaPre Assets, including any representations with respect to performance or sufficiency.

The description of the material terms of the Settlement Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 8.01 Other Events.

On October 23, 2023, the Company issued a press release announcing the dosing of the first patient in the Company's GTX-104 STRIVE-ON clinical trial and the extension of the Company's anticipated cash runway. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Settlement Agreement, dated October 18, 2023, by and between the Company and Aker BioMarine Antarctic AS.
99.1	Press Release, dated October 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACASTI PHARMA INC.

Date:	October 23, 2023	By:	/s/ Prashant Kohli
Prashant Kohli Chief Executive Officer